Exhibit 3.1

Amended and Restated Bylaws of
JetBlue Airways Corporation
(as amended and restated as of December 9, 2025)
Article I: Offices
SECTION 1
The registered office shall be as set forth in the certificate of incorporation of the corporation (as amended and/or restated from time to time, the “certificate of incorporation”).
SECTION 2
The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
Article II: Meetings of Stockholders
SECTION 1
(a)All meetings of the stockholders for the election of directors shall be held at such place, if any, as may be fixed from time to time by the Board of Directors.
(b)The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (x) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (y) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (z) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
SECTION 2
Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire and shall transact such other business as may properly be brought before the meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
SECTION 3
Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the notice of any meeting shall be given personally or by mail or by electronic transmission in the manner provided by law to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing or by electronic transmission by all stockholders entitled to vote at the meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting; the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, the purpose for which the meeting is called.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law of Delaware. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 4
The corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation..
SECTION 5
(a)Unless otherwise prescribed by statute or by the certificate of incorporation, and subject to paragraph (b) of this Section 5, special meetings of the stockholders for any purpose or purposes may only be called by the Board or the chief executive officer.

(b)Subject to the provisions of this Section 5 and any other applicable provisions of these bylaws, a special meeting of stockholders shall be called by the Secretary at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record (i) representing at least twenty percent (20%) of the voting power of the outstanding shares of capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Requisite Percentage”) and (ii) that have complied in full with the requirements set forth in this Section 5. A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting who are entitled to cast not less than the Special Meeting Requisite Percentage (each, a “Requesting Stockholder”), and shall include (i) a statement of the specific purpose or purposes of the special meeting, (ii) information regarding any material interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, (iii) the information required by paragraph (c) of Section 11 of this Article II as to the nominations of persons for election to the Board of Directors or the other business proposed to be conducted, as applicable, and as to the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made; provided that for purposes of this Section 5, (A) the term “Proposing Person” shall be substituted with the words “Requesting Stockholder(s) and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made” and (B) the term “annual meeting” shall be substituted with the term “special meeting,” in each case, in all places it appears in Section 11 of this Article II, (iv) and an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (d) documentary evidence that the Requesting Stockholders own the Special Meeting Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Special Meeting Requisite Percentage, then, to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Special Meeting Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Special Meeting Request shall include a representation from each Requesting Stockholder and beneficial owner, if any, on whose behalf the Special Meeting Request is being made that such Requesting Stockholder or beneficial owner, as applicable, will attend the special meeting of stockholders in order to present the business. The Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide any other information reasonably requested by the corporation.

(c)Notwithstanding the foregoing provisions of this Section 5, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request does not comply with this Section 5, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than one hundred and twenty (120) days before the Special Meeting Request was received by the Secretary, (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes Similar Business, or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) or other applicable law. For purposes of this Section 5, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filing of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 5 have been satisfied.
In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors) (which, if such purpose is the election or removal of directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors and is not a Special Meeting Request that is deemed to be Similar Business, will mean that the exact same person or persons are proposed for election or removal in each relevant request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.
A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive office of the corporation at any time prior to the Stockholder Requested Special Meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the Requesting Stockholders, and any beneficial owners on whose behalf they are acting, do not continue to represent at least the Special Meeting Requisite Percentage at all times between the date the Special Meeting Request is received by the corporation and the date of the applicable Stockholder Requested Special Meeting, and the Requesting Stockholder shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation. If as a result of any revocations, there are no longer valid unrevoked requests from the Special Meeting Requisite Percentage, there shall be no requirement to call or hold the Stockholder Requested Special Meeting and, if the Stockholder Requested Special Meeting has been called, the Board of Directors may, in its discretion, cancel the Stockholder Requested Special Meeting.
If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.
(d)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 3 of this Article II. Nothing contained herein shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting requested by stockholders.
(e)Special meetings shall be held at such date and time as may be fixed by the Board of Directors in accordance with these bylaws; provided, however, that in case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than ninety (90) days after a valid Special Meeting Request that satisfies the requirements of this Section 5 is delivered to the Secretary.
(f)The corporation may postpone, reschedule or cancel any special meeting of stockholders.
SECTION 6
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.
SECTION 7
SECTION 8Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence, by the Vice Chair of the Board, if any, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a director or officer designated by any of the Chair, Vice Chair or the Chief Executive Officer or the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the person presiding over the meeting or the stockholders entitled to vote thereon, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.
SECTION 9
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, a different or minimum vote is required, in which case such different or minimum vote shall govern and control the decision of such question.
SECTION 10
Unless otherwise provided in the certificate of incorporation, including, without limitation, the provisions of Article IX of the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.
SECTION 11
(a)Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) if brought before the meeting by the corporation and specified in the corporation’s notice of meeting delivered pursuant to Section 3 of this Article II, (ii) if brought before the meeting by or at the direction of the Board of Directors or (iii) if brought before the meeting by a stockholder of the corporation who (x) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the corporation) both at the time of giving of notice provided for in this Section 11, and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with this Section 11 as to such nominations or other business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), or in accordance with Section 5 of Article III of these bylaws, and, in each case, included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be considered or to propose any nominations of persons for election to the Board of Directors at an annual meeting of the stockholders.
(b)Without qualification, for any nominations of persons for election to the Board of Directors of the corporation or other business to be properly brought before an annual meeting by a stockholder, in each case, pursuant to clause (a)(iii) of this Section 11, the proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action and the Proposing Person must (x) have given timely notice thereof in writing and in proper form to the Secretary of the corporation and (y) provide any updates or supplements to such notice at the times and in the forms required by these bylaws. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined in this Section 11) of the date of such annual meeting is first made by the corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
For purposes of these bylaws, the term “Proposing Person” shall mean (i) the stockholder of record providing the notice of a proposed nomination or other business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and (iii) any affiliate or associate (for purposes of these bylaws, each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder of record or beneficial owner.
For purposes of these bylaws, the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c)To be in proper form, a stockholder’s notice shall set forth:
(i)As to each Proposing Person:

a.the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s stock ledger);
b.the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, including any shares of any class or series of the capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;
c.all Synthetic Equity Interests, which, for purposes of these bylaws shall mean any derivative, swap, hedge, repurchase, so-called “stock borrowing” agreement or arrangement or other transaction or series of transactions, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to (1) give such Proposing Person economic benefit and/or risk similar to ownership of shares of any class or series of the capital stock of the corporation, in whole or in part, including due to the fact that the value of such Synthetic Equity Interest is determined by reference to the price, value or volatility of any shares of any class or series of the capital stock of the corporation, or which Synthetic Equity Interest provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the capital stock of the corporation, (2) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any share of any class or series of capital stock of the corporation, (3) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, or (4) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation, including a description of the material terms of each such Synthetic Equity Interest, including, without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to whether (x) such Synthetic Equity Interest conveys any voting rights in such shares to such Proposing Person, (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares or (z) such Proposing Person, or to the extent known, the counterparty to such Synthetic Equity Interest, may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction;
d.any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement or understanding pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the capital stock of the corporation;
e.a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of the capital stock of the corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the corporation;
f.a description of the material terms of all arrangements, agreements or understandings (whether or not in writing) entered into by any of the Proposed Nominees and/or Proposing Person with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation;
g.a description of the material terms of all arrangements, agreements or understandings (whether or not in writing) (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or persons (including their names) pursuant to which the nomination(s) are to be made or, for any proposal that relates to any business other than nominations for election of directors, relating to such business matter of the proposal, as applicable;
h.a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Proposed Nominee or his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
i.a statement whether or not the Proposing Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated or approve the proposal if it relates to any business other than nominations for election of directors;
j.a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the Proposed Nominees named in its notice or, for any proposal that relates to any business other than nominations for election of directors, to bring such business before the meeting;
k.the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to financially support such nominations or, for any proposal that relates to any business other than nominations for election of directors, such business, and, to the extent known, the class or series and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
l.in the event the Proposing Person giving notice intends to solicit proxies or votes in support of nominations for Proposed Nominees other than the corporation’s nominees for election to the Board of Directors, a statement that the Proposing Person intends to solicit the holders of at least sixty-seven percent (67%) of the voting power of the corporation’s outstanding capital stock entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees for election to the Board of Directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act;
m.the questionnaires and the representations required pursuant to paragraph (h) of Section 5 of Article III of these bylaws; and
n.any other information relating to such Proposing Person or the proposed business (including, as applicable, information about any Proposed Nominee, including such Proposed Nominee’s written consent to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serving as a director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the nomination for election of directors or the other business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.
The disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to as “Disclosable Interests”; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the information required by this Section 11 on behalf of a beneficial owner.
(ii)As to each person, if any, whom a Proposing Person proposes to nominate for election or reelection to the Board of Directors of the Corporation (a “Proposed Nominee”):
a.the name, age, business address and residence address of the Proposed Nominee;
b.the principal occupation or employment of the Proposed Nominee;
c.the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by the Proposed Nominee, including any shares of any class or series of the capital stock of the corporation as to which such Proposed Nominee has a right to acquire beneficial ownership at any time in the future;
d.the questionnaires and the representations required pursuant to paragraph (h) of Section 5 of Article III of these bylaws; and
e.all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act.

(iii)As to any business other than nominations for election of directors that a Proposing Person proposes to bring before an annual meeting:
a.a reasonably brief description of the business desired to be brought before the annual meeting, including the reasons for conducting such business at the annual meeting;
b.the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment); and
c.any material interest in such business of any Proposing Person.
(d)A Proposing Person providing notice of a Proposed Nominee or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, including if a Proposing Person providing notice of a Proposed Nominee for election no longer plans to solicit proxies in accordance with its representation pursuant to Section 11(c)(i)(m), so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The corporation may also require any Proposed Nominee to furnish such other information (i) as may be reasonably required by the corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines as then in effect or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.
(e)Notwithstanding anything in paragraph (b) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) business days before the last day a stockholder could otherwise deliver a notice of nomination in accordance with such paragraph (b) of this Section 11, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(f)Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business advanced by such stockholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, (1) no Proposing Person shall solicit proxies or votes in support of Proposed Nominees, other than the corporation’s nominees for election to the Board of Directors, unless such Proposing Person has complied with these bylaws and Rule 14a-19 of the Exchange Act in connection with the solicitation of such proxies or votes, including the requirement to provide the corporation with the notices required thereunder in a timely manner and (2) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) of the Exchange Act or fails to timely provide reasonable evidence sufficient to satisfy the corporation in good faith that such Proposing Person has met the requirements of Rule 14a-19(a)(3) of the Exchange Act in accordance with the following sentence, then the nomination of each such Proposed Nominee shall be disregarded and any proxies or votes solicited for the Proposing Person’s Proposed Nominees shall be disregarded. If any Proposing Person provides notice pursuant to Rule 14a-19(b) of the Exchange Act, such Proposing Person shall deliver to the corporation, no later than five (5) Business Days prior to the applicable meeting, reasonable documentary evidence that such Proposing Person has met the requirements of Rule 14a-19 of the Exchange Act, including clause (a)(3) thereof, together with a representation that such Proposing Person has complied with the requirements of Rule 14a-19 of the Exchange Act.
(g)For the avoidance of doubt, any information provided pursuant to this Section 11 shall not be deemed to cure any deficiencies in any notice provided by a Proposing Person, extend any applicable deadlines under these bylaws, or enable or be deemed to permit a Proposing Person to amend or update any proposal or to submit any new proposal, including by changing or adding Proposed Nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders.
(h)A Proposing Person directly or indirectly soliciting proxies must use a proxy card color other than white or blue, which shall be reserved for exclusive use by the Board of Directors of the corporation.
(i)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting in accordance with Section 5 of Article II of the bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 11 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 11 or Section 5 of Article III of these bylaws, as applicable, shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if an proposed nominated or business was not made or proposed in compliance with this Section 11, declare that such nomination or proposed business shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11 provided however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11. Nothing in this Section 1 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals other than nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Except as otherwise provided for in these bylaws (including, without limitation, Section 5 of Article III of the bylaws) or required by law, nothing in this Section 11 shall obligate the corporation to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director.
SECTION 12
Any action required or permitted to be taken by the stockholders of the corporation at a duly called annual or special meeting of the stockholders may be effected by a consent or consents by the stockholders as provided by, and subject to the limitations in, the certificate of incorporation.

Article III: Directors
SECTION 1
The number of directors of this corporation that shall constitute the whole Board shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Each director shall serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject to such director’s prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting of the stockholders for the election of directors at which a quorum is present; provided, however, that in the case of a contested election, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this section, a majority of the votes cast means, with respect to each director, the number of shares voted “for” a director exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). For purposes of this section, a “contested election” shall mean an election of directors where (i) the Secretary of the corporation receives proper notice under Section 11 of Article II or Section 5 of Article III of these bylaws that a Proposing Person or the Eligible Stockholder, as applicable, intends to make a nomination at such meeting, (ii) the number of nominated individuals including the nominees of the Proposing Person or the Eligible Stockholder, as applicable, would exceed the number of directors to be elected, and (iii) the notice has not been withdrawn by the tenth (10th) day preceding the day on which the corporation first mails notice of the meeting for such election or the date when a Public Announcement thereof is made.

SECTION 2
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting of stockholders and until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until such director’s prior death, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
SECTION 3
Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any such resignation shall take effect at the time received by the corporation, unless the resignation specifies a later effective date or an effective date determined upon the happening of one or more events, such as failing to receive a specified vote for reelection as a director and the acceptance of such resignation by the Board of Directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 4
The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
SECTION 5
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 5, the corporation shall include in its proxy statement and/or proxy card for such annual meeting, (i) as a nominee, in addition to any persons nominated for election by the Board of Directors or any committee thereof and any persons nominated in compliance with Section 11 of Article II, as applicable, any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or group of not more than twenty (20) stockholders, that satisfies the requirements of this Section 5 (the “Eligible Stockholder”) and that, acting via a designated representative that is an Eligible Stockholder, timely submits the notice required by this Section 5 (the “Notice of Proxy Access Nomination”) requesting to have its nominee included in the corporation’s proxy materials for such annual meeting pursuant to this Section 5 and (ii) with respect to the proxy statement, the Required Information (as defined below in this Section 5) concerning such person. No person or entity may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For purposes of this Section 5, the “Required Information” that the corporation will include in its proxy statement is the information provided to the Secretary of the corporation by the Eligible Stockholder concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 5, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation and the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(b)To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the corporation not fewer than one hundred and twenty (120) nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described above.
(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Nominee Limit”) shall not exceed twenty (20) percent of the total number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 5 (the “Final Proxy Access Nomination Date”) or if such amount is not a whole number, the closest whole number below twenty (20) percent, but not fewer than two (2). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Nominee Limit shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 5 whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall further reduce the Nominee Limit. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 5 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 5 exceeds the maximum number of nominees provided for in this Section 5. In the event that the number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 5 exceeds the maximum number of nominees provided for in this Section 5, the highest ranking Stockholder Nominee who meets the requirements of this Section 5 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 5 from each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 5, if the corporation receives notice pursuant to Section 11 of Article II of these bylaws that a Proposing Person intends to nominate (whether or not subsequently withdrawn) for election at such meeting a number of Proposed Nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the corporation’s proxy materials with respect to such annual meeting pursuant to this Section 5.
(d)If the Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 5 or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting: (i) the corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting; and (ii) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a Stockholder’s Notice of Proxy Access Nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the Notice of Proxy Access Nomination provided pursuant to this Section 5.
(e)For purposes of this Section 5, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed or shares sold short by such stockholder or of any of its affiliates, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 5, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice and recalls such loaned shares within five (5) business days after the date that the stockholder receives notice from the corporation that any of its Stockholder Nominees will be included in the corporation’s proxy materials pursuant to this Section 5 and holds such shares through the date of the annual meeting. For purposes of this Section 5, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 5, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.
(f)In order to make a nomination pursuant to this Section 5, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the corporation’s outstanding capital stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation in accordance with this Section 5 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 5, the “Required Ownership Percentage” is three (3) percent or more, and the “Minimum Holding Period” is three (3) years. For the avoidance of doubt, if a group of stockholders aggregate ownership of shares to satisfy the Required Ownership Percentage, all shares held by each stockholder constituting their contribution to satisfy the Required Ownership Percentage must be held by that stockholder continuously for at least three (3) years. A group of two or more funds that are under common management and investment control or a family of funds (as defined below) shall be treated as one stockholder or person to satisfy the Required Ownership Percentage. The term “family of funds” shall mean two or more investment companies or funds (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate.
(g)Within the time period specified in this Section 5 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder (including any representative for any group of stockholders acting as an Eligible Stockholder) must provide the following in writing to the Secretary of the corporation: (i) one or more written statements from the record holder of the shares owned by the Eligible Stockholder (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the

Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination delivered pursuant to Section 11(c) of Article II of these bylaws; (iv) a representation and agreement of the Eligible Stockholder that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) agrees not to distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and to file any such soliciting material with the Securities and Exchange Commission regardless of whether such filing is required under Regulation 14A under the Exchange Act, and (F) will provide facts and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) a written consent to provide any information that the Board of Directors reasonably requests to determine that the Stockholder Nominee (A) would qualify as “independent” for the purposes of the audit committee membership under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of directors, (B) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (C) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (D) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, (E) is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee or whether the event occurred in the ten-year time period referenced in such Item and (F) is eligible to serve as a director of the corporation in accordance with the corporation’s Corporate Governance Guidelines as then in effect; (vi) a written consent to provide, at the reasonable request of the Board of Directors, any details of the position of the Stockholder Nominee as an officer or director of any competitor, as defined for purposes of the Clayton Antitrust Act of 1914 (of the corporation, within the three (3) years preceding the submission of the Notice of Proxy Access Nomination; (vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or out of the information that the Eligible Stockholder provided to the corporation and (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any and all liabilities, losses, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 5; and (viii) in the case of a nomination by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
(h)Within the time period specified in this Section 5 for delivering the Notice of Proxy Access Nomination, each Eligible Stockholder shall cause his, her or its Stockholder Nominee to deliver or cause to be delivered to the Secretary of the corporation: (i) a written representation and agreement that such Stockholder Nominee (A) understands his or her duties as a director under the General Corporation Law of Delaware and agrees to act in accordance with those duties while serving as a director, (B) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the Board of Directors, in any case, to the extent that such arrangement, understanding, commitment or assurance (x) could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as director of the corporation, with his or her fiduciary duties under applicable law or with the corporation’s Corporate Governance Guidelines and other corporation policies and guidelines applicable to directors generally or (y) has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination, (C) if elected as a director, will comply with all applicable laws and stock exchange listing standards and the corporation’s policies and guidelines applicable to directors, (D) is not or will not become a party to any direct or indirect compensation or other monetary agreement, arrangement or understanding with any person or entity other than the corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination, and (E) will provide facts and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) all completed and signed questionnaires required of directors, and such additional information as the corporation may determine necessary to permit the Board of Directors to make the determinations set forth in subparagraph (g)(v) and (vi) of this Section 5.
(i)In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or

Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of such defect in such previously provided information or communication and of the information that is required to correct any such defect it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 5.
(j)The corporation shall not be required to include, pursuant to this Section 5, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for Proposed Nominees set forth in Section 11 of Article II of these bylaws, (ii) who is not “independent” for the purposes of the audit committee under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, in each case as determined by the Board of Directors, (iii) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (iv) who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of any exchange upon which the common stock of the corporation is listed, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three (3) years, an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years or (viii) if such Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) nominating such Stockholder Nominee fails to comply with any of its obligations or breaches any of its representations made under or pursuant to these bylaws.
(k)Notwithstanding anything to the contrary set forth herein, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors in good faith determines that (i) such information is not true in any material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate the applicable rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.
(l)Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting of stockholders shall declare a nomination of a Stockholder Nominee by an Eligible

Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the vote of stockholders of such annual meeting may have been received by the corporation, if (i) the Stockholder Nominee and/or the nominating Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have failed to comply with any of its or their obligations or breached any of its or their representations under or pursuant to these bylaws, as determined by the Board of Directors or the chair of the meeting, or (ii) the nominating Eligible Stockholder (or a qualified representative thereof as defined in Section 11 of Article II of the bylaws) does not appear at the meeting of stockholders to present the nomination of such Stockholder Nominee pursuant to this Section 5.
(m)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive votes cast in favor of such Stockholder Nominee’s election equal to at least twenty-five (25) percent of the number of shares voted in such election, will be ineligible to be a Stockholder Nominee pursuant to this Section 5 for the next two annual meetings. For the avoidance of doubt, this Section 5 shall not prevent any Proposing Person from nominating any person to the Board of Directors pursuant to and in accordance with Section 11 of Article II of these bylaws.
(n)Notwithstanding anything in these bylaws to the contrary, any Eligible Stockholder shall comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 5.
SECTION 6
Rule 14a-8 Proposals. Nothing contained in Articles II or III of these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Meetings of the Board of Directors
SECTION 7
The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
SECTION 8
The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or at such date, time and place, if any, as shall be fixed by the Board of Directors.
SECTION 9
Regular meetings of the Board of Directors may be held without notice at such date, time and at such place, if any, as shall from time to time be determined by the Board of Directors.

SECTION 10
Special meetings of the Board of Directors may be called by the Chair of the Board, the Vice Chair of the Board or the chief executive officer or the president on twelve (12) hours’ notice to each director either personally or by telephone, facsimile or electronic mail or other electronic transmission; special meetings shall be called by the chief executive officer or the president or Secretary in like manner and on like notice on the written request of a majority of the members of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chair of the Board or the chief executive officer or the president in like manner and on like notice on the written request of the sole director. A waiver of notice, given by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 11
At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 12
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee.
SECTION 13
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Committees of Directors
SECTION 14
The Board of Directors may, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
At least two-thirds (2/3) of the members of each committee of the Board shall be comprised of individuals who meet the definition of “a citizen of the United States,” as defined by the Transportation Act 49 U.S.C § 40102 or as subsequently amended or interpreted by the Department of Transportation, provided that if a committee of the Board has one (1) member, such member shall be a “a citizen of the United States”, as defined immediately above.
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
SECTION 15
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Compensation of Directors
SECTION 16
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Removal of Directors

SECTION 17
Unless otherwise restricted by the certificate of incorporation or bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of shares entitled to vote at an election of directors.
Chair and Vice Chair of the Board of Directors
SECTION 18
The Board of Directors may elect from among its members a Chair of the Board and a Vice Chair. The Chair of the Board, if any, shall be elected by the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.
The Vice Chair of the Board, if any, shall be elected by the Board of Directors and shall, in the absence of the Chair of the Board or in case the Chair of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chair of the Board. In addition, the Vice Chair of the Board shall have and may exercise such powers as are, from time to time, assigned to him/ her by the Board of Directors and as may be provided by law.

Article IV: Notices
SECTION 1
Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any other matter permitted by applicable law.
SECTION 2
Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Article V: Officers

SECTION 1
The officers of the corporation shall be elected by the Board of Directors and shall be at least a chief executive officer, chief financial officer and a Secretary.. The Board of Directors may also elect a president, chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers, assistant treasurers and such other officers as it shall from time to time deem necessary or desirable. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.
SECTION 2
The Board of Directors at its first meeting after each annual meeting of stockholders or such other time as determined by the Board of Directors shall elect a chief executive officer, chief financial officer and a Secretary and may also elect a president, chief operating officer, treasurer, controller, vice presidents, assistant secretaries, assistant controllers, assistant treasurers.
SECTION 3
The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 4
The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice-president of the corporation.
SECTION 5
The officers of the corporation shall hold office until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
The Chief Executive Officer, President and Vice-Presidents
SECTION 6
The chief executive officer shall be the president of the corporation unless such title is assigned to another officer of the corporation; and in the absence of the Chair of the Board and the Vice Chair of the Board, he/she shall preside at all meetings of the stockholders and the Board of Directors; he/she shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the chief executive officer or in the event of his/her inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECTION 7
The chief executive officer, president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
SECTION 8
In the absence of the president or in the event of his/her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
The Secretary and Assistant Secretary
SECTION 9
The Secretary or his or her designee shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary.
The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.
SECTION 10
The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
The Chief Financial Officer

SECTION 11
The chief financial officer shall be the chief financial officer and treasurer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
SECTION 12
He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the corporation.
SECTION 13
Along with the president or any vice president, he/she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
SECTION 14
If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.
SECTION 15
The controller shall, in the absence of the chief financial officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of treasurer to an officer of the corporation other than the chief financial officer, in which case the treasurer shall perform such duties and have such powers (which may include some or all of the duties and powers enumerated above for the chief financial officer) as the Board of Directors may from time to time prescribe.
Article VI: Certificate of Stock

SECTION 1
The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chair of the Board of Directors, the Chief Executive Officer, the president, a vice-president, the Vice Chair of the Board of Directors, the Chief Financial Officer, the treasurer, an assistant treasurer, the Secretary or an assistant secretary of the corporation shall be an authorized officer for such purposes), certifying the number of shares owned by him/her in the corporation.
Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.
Lost Certificates
SECTION 2
The corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Transfer Of Stock
SECTION 3
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Fixing Record Date
SECTION 4
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no such record date is fixed for such other action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Registered Stockholders
SECTION 5
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VII: Limitations of Ownership by Non-Citizens

SECTION 1
For purposes of this Article VII, the following definitions shall apply:
(a)“Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.
(b)“Beneficial Ownership,” “Beneficially Owned” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d) (1)(i) thereof) under the Exchange Act.
(c)“Foreign Stock Record” shall have the meaning set forth in Section 3.
(d)“Non-Citizen” shall mean any person or entity who is not a “citizen of the United States” (as defined in Section 41102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.
(e)“Own or Control” or “Owned or Controlled” shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board of Directors as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.
(f)“Permitted Percentage” shall mean 25% of the voting power of the Stock.
(g)“Stock” shall mean the outstanding capital stock of the corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article VII.
SECTION 2
It is the policy of the corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own and/or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own and/or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 3 and 4 of this Article VII below.
SECTION 3
The corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) in which shall be registered Stock known to the corporation to be Owned and/or Controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. A Non-Citizen may, at its option, register any Stock to be purchased pursuant to an agreement entered into with the corporation, as if Owned or Controlled by it, upon execution of a definitive agreement. Such Non-Citizen shall register his, her or its Stock by sending a written request to the corporation, noting both the execution of a definitive agreement for the purchase of Stock and the anticipated closing date of such transaction. Within ten (10) days of the closing, the Non-Citizen shall send to the corporation a written notice confirming that the closing occurred. Failure to send such confirmatory notice shall result in the removal of such Stock from the Foreign Stock Record. For the sake of clarity, any Stock registered as a result of execution of a definitive agreement shall not have any voting or other ownership rights until the closing of that transaction. In the event that the sale pursuant to such definitive agreement is not consummated in accordance with such agreement (as may be amended), such Stock shall be removed from the Foreign Stock Record without further action by the corporation. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (ii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.
SECTION 4
If at any time the number of shares of Stock known to the corporation to be Owned and/or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned and/or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the corporation shall, without further action by the corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 3.
SECTION 5
(a)The corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the corporation, or otherwise) require a person that is a holder of record of Stock or that the corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:
(i)all Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or
(ii)the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-Citizens is as set forth in such certificate.
(b)With respect to any Stock identified in response to clause (a) (ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article VII.

(c)For purposes of applying the provisions of this Article VII with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 5, the corporation shall presume that the Stock in question is Owned and/or Controlled by Non-Citizens.
Article VIII: General Provisions Dividends
SECTION 1
Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
SECTION 2
Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Checks
SECTION 3
All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year
SECTION 4
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Seal
SECTION 5
The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Indemnification

SECTION 6
The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify and hold harmless any person (a “Covered Person”) who is made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “proceeding”), by reason of the fact such person is or was a director or executive officer of the corporation or a predecessor corporation or, while serving a director or executive officer of the corporation, is or was serving at the corporation’s request, as a director or officer of another corporation partnership, joint venture, trust, nonprofit entity or other enterprise, including any employee benefit plan, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person, provided, however, that, other than as provided in the fourth paragraph of this Section 6, the corporation shall indemnify any such Covered Person in connection with a proceeding initiated by such Covered Person only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which a Covered Person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director or executive officer of the corporation, and (iii) inure to the benefit of the heirs, executors and administrators of such Covered Person. The corporation’s obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person. For purposes of this Section 6, the term “executive officer” with respect to the Corporation shall mean those persons designated by the corporation as (a) executive officers for purposes of the disclosures required in the corporation’s proxy and periodic reports or (b) officers for purposes of Section 16 of the Exchange Act and any reference to an “officer” of any other corporation, partnership, joint venture, trust, nonprofit entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and by-laws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, nonprofit entity or other entity has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an executive officer or an officer of the Corporation or of such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall not result in such person being constituted as, or being deemed to be, an executive officer or an officer of the Corporation or of such other corporation, partnership, joint venture, trust, nonprofit entity or other enterprise for purposes of this Section 6.
Expenses incurred by a Covered Person in defending a proceeding shall to the fullest extent permitted by applicable law be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the corporation as authorized by this Section 6 or the relevant sections of the General Corporation Law of Delaware..

The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director or executive officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a Covered Person, made a party to proceeding by reason of the fact that such person is or was an officer (other than an executive officer), employee or agent of the corporation.
If a claim for indemnification under this Section 6 (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 6 is not paid in full within thirty (30) days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.
Article IX: Amendments
SECTION 1
These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least a majority of the outstanding voting stock of the corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.
Article X: Forum Selection
SECTION 1
Unless the corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.